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                                                                     EXHIBIT 4.5

                      FIRST AMENDMENT TO CREDIT AGREEMENT

          This First Amendment to Credit Agreement (this "Amendment") is entered into as of the 29th day of November, 1995, among The Wiser Oil Company, a Delaware corporation ("Wiser U.S."), The Wiser Oil Company Canada Ltd., an Alberta corporation ("Wiser Canada" and collectively with Wiser U.S., the "Borrowers"), the financial institutions listed on the signature pages hereto (individually a "Bank" and collectively "Banks") and NationsBank of Texas, N.A., as agent for the ratable benefit of Banks (in such capacity, "Agent").

                              W I T N E S S E T H:

          WHEREAS, Borrowers, Agent and Banks entered into that certain Credit Agreement dated as of June 23, 1994 (the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

          WHEREAS, Borrowers have requested that the Credit Agreement be amended to provide for, among other things, the incurrence of certain Debt and the granting of certain Liens in connection therewith, all as more specifically set forth herein; and

          WHEREAS, subject to the terms and conditions set forth herein, Banks have agreed to Borrowers' request.

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrowers, Agent and each Bank hereby agree as follows:

     1.   Modification of Section 1.1.

          1.1. Section 1.1 of the Credit Agreement is hereby amended by changing the definitions therein of "Agreement," "Borrowing Base Deficiency," "Guarantee," "Loan Papers," "Permitted Encumbrances," "Permitted Investments" and "Subsidiaries" to read in their entirety as set forth below:

          "Agreement" means this Agreement, as amended through the First Amendment, as the same may be further modified, amended or supplemented pursuant to Section 13.5.
                 ------------

          "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which the aggregate unpaid principal balance of Wiser U.S.'s Consolidated Funded Debt (but expressly excluding amounts outstanding under the Maljamar Credit Agreement) exceeds the Borrowing Base in effect on such date.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or
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     otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, or other similar undertakings of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Loan Papers" means this Agreement, the First Amendment, the Notes, the Canadian Guaranty, the Stock Pledge and all other certificates, documents, or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

          "Permitted Encumbrances" means with respect to any asset:

          (a) Liens, if any, securing the Obligations;

          (b) Liens, if any, securing the Obligations (as defined in the Maljamar Credit Agreement) of Maljamar Development pursuant to the Maljamar Credit Agreement;

          (c) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of any material asset encumbered thereby, including, without limitation, easements, rights-of-way, servitudes, permits, surface leases, restrictions and other similar charges, encumbrances or title defects;

          (d) Inchoate statutory or operators' Liens securing obligations for labor, services, materials and supplies furnished in connection with the drilling, development and production of oil, gas and mineral properties, or in connection with the marketing of production therefrom, which are not delinquent (except to the extent permitted by Section 8.6);
                                                   -----------

          (e) Mechanic's, materialman's, warehouseman's, journeyman's, carrier's, and other similar Liens arising by operation of Law in the ordinary course of business, securing obligations which are not delinquent (except to the extent permitted by Section 8.6);
                                        -----------

          (f) Liens for Taxes, assessments or other governmental charges not delinquent (except to the extent permitted by Section 8.6);
                                                   -----------

          (g) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits or (ii)

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     to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than capital leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with any Hedge Transaction, the borrowing of money, the obtaining of advances on credit or the payment of the deferred purchase price of property;

          (h) any attachment or judgment Lien which is subordinate to the Liens in favor of Agent created pursuant to the Loan Papers, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay;

          (i) Lease burdens payable to third parties which are either (i) deducted in the calculation of discounted present value in the Reserve Reports, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest which has been disclosed to the Agent in writing, or (ii) which burden properties which are not included in the Reserve Reports;

          (j) a Lien securing Debt in the amount of $248,000 or less encumbering a lease known as Rocker A in Garza County, Texas, which Debt represents the deferred purchase price of such lease; and

          (k) Liens (including capital leases) encumbering property of Borrowers securing Debt incurred to finance the purchase price of such property; provided, that (i) no such Lien shall encumber any property of either Borrower other than the property acquired with the proceeds of such Debt,
     (ii) the Debt secured by any such Lien shall not exceed the purchase price of the property purchased with the proceeds of such Debt (including applicable excise Taxes and transaction costs), and (iii) the aggregate amount of all such Debt outstanding at any time shall not exceed $125,000 for each Borrower.

          "Permitted Investments" means (a) readily marketable direct obligations of the United States of America or any agency thereof (to the extent backed by the full faith and credit of the United States of America), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, (d) Intercompany Loans,
     (e) the Marketable Securities held by T.W.O.C., Inc. on the date hereof and Marketable Securities hereafter acquired by T.W.O.C., Inc. with proceeds from the liquidation of Marketable Securities, (f) Investments in Maljamar Development (i) of the interests of Wiser U.S. in the Maljamar Field in Lea County and Eddy County, New Mexico and of funds to pay for the operation and maintenance of such properties, (ii) made pursuant to the Distribution Recapture Agreement, or (iii) otherwise

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     approved by Majority Banks, (g) other Investments; provided, that, Wiser
     U.S.'s and its Subsidiaries' aggregate basis in Investments made on or after September 28, 1993 which are outstanding at any time pursuant to this subsection (g) shall not exceed $3,000,000 U.S. (each Borrower acknowledges that Investments by Wiser U.S. in any of its Subsidiaries since September 28, 1993 and Investments by any such Subsidiary since September 28, 1993 in any other Subsidiary of Wiser U.S. are considered "Investments" for purposes of this definition and Section 9.8), and (h) Investments by Wiser
                                     -----------
     U.S. in Wiser Canada (in addition to such Investments which are Permitted Investments pursuant to subsection (g) of this definition); not to exceed $5,000,000 U.S. outstanding at any time.

          "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Each of the Existing Subsidiaries, Maljamar Development and Maljamar Wiser, Inc., a Delaware corporation is a "Subsidiary" of Wiser U.S.

          1.2. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition of "Maljamar Development" immediately after the definition therein of "Majority Banks":

          "Maljamar Development" means Maljamar Development Partnership, L.P., a Texas limited partnership whose only partners are Wiser U.S. and Maljamar Wiser, Inc., a Delaware corporation, which is a wholly owned Subsidiary of Wiser U.S.

          1.3. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition of "Distribution Recapture Agreement" immediately after the definition therein of "Distribution":

          "Distribution Recapture Agreement" means that certain Distribution Recapture Agreement dated November 29, 1995, executed by Wiser U.S. in favor of Agent for the benefit of Banks described therein.

          1.4. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition of "First Amendment" immediately after the definition therein of "Financial Officer":

          "First Amendment" means that certain First Amendment to Credit Agreement dated as of November 29, 1995, by and among Borrowers, Agent and Banks.

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          1.5.  Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition of "Maljamar Credit Agreement" immediately preceding the definition therein of "Maljamar Development":

          "Maljamar Credit Agreement" means that certain Credit Agreement dated November 29, 1995, among Maljamar Development, Agent and the financial institutions listed on the signature pages thereto as Banks.

          1.6. Section 1.1 of the Credit Agreement is hereby further amended by adding the following new definition of "Wiser Support Documents" immediately after the definition therein of "Wiser Canada":

          "Wiser Support Documents" means the Administrative Support Agreement, the Environmental Indemnity Agreement, the Distribution Recapture Agreement and the Operating Agreement, as each term is defined in the Maljamar Credit Agreement.

     2. Modification of Section 9.3. Section 9.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

          SECTION 9.3.  Negative Pledge.  Neither Borrower will create, assume
                        ---------------
     or suffer to exist, and neither Borrower will permit any Subsidiary of Wiser U.S. to create, assume or suffer to exist, any Lien on any asset of Wiser U.S. or any of its Subsidiaries other than Permitted Encumbrances. Neither Borrower will enter into or become subject to, and neither Borrower will permit any Subsidiary of Wiser U.S. to enter into or become subject to, any agreement (other than this Agreement or the Maljamar Credit Agreement) that prohibits or otherwise restricts the right of Wiser U.S. or any of its Subsidiaries to create, assume or suffer to exist any Lien in favor of Agent or any Bank on any of Wiser U.S.'s or any of its Subsidiaries' assets.

     3. Modification of Section 9.9. Section 9.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

          SECTION 9.9.  Transactions with Affiliates.  Neither Borrower will
                        ----------------------------
     engage, and neither Borrower will permit any Subsidiary of Wiser U.S. to engage, in any transaction (other than transactions contemplated by the Wiser Support Documents) with an Affiliate (other than with either Borrower or a Subsidiary of Wiser U.S.) unless such transaction is as favorable to such Borrower or such Subsidiary as could reasonably be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry custom and practices.

     4. Modification of Section 11.1. Section 11.1 of the Credit Agreement is hereby amended by (a) deleting the word "or" from the end of clause (j) therein,
(b) deleting the period from the end of clause (k) therein and adding a semicolon and the word "or" to the end of clause (k) therein, and (c) adding the following new clause (l) immediately after clause (k) therein:

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          (l)  the occurrence of an Event of Default under, and as defined in, the Maljamar Credit Agreement;

     5. Conditions Precedent to Effectiveness of Amendments. The amendments to the Credit Agreement contained in this Amendment shall be effective on the date upon which each of the following conditions shall have been fulfilled (the "Effective Date"):

          5.1.  Loan Papers. Each Borrower and each Bank shall have executed a
                -----------
     counterpart hereof and delivered the same to the Agent, or in the case of any Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have received written confirmation by telecopy or other similar writing from such Bank of execution of a counterpart hereof by such Bank.

          5.2.  Corporate Existence and Authority.  Borrowers shall have
                ---------------------------------
     delivered to Agent such resolutions, certificates and other documents as Agent shall request relative to the authorization, execution and delivery by Borrowers of this Amendment.

     6. Borrowing Base. Effective as of September 30, 1995 and continuing until the next Determination Date, the Borrowing Base shall be $104,000,000 and the Canadian Borrowing Base shall be $52,000,000; provided that, if prior to the next Determination Date, Wiser U.S., pursuant to clause (f)(1) of the definition of Permitted Investments contained in this Amendment, contributes certain properties owned by Wiser U.S. and located in the Maljamar Field in Lea and Eddy Counties, New Mexico to Maljamar Development Partnership, L.P., a Texas limited partnership, effective upon the date of such contribution and continuing until the next Determination Date, the Borrowing Base shall be reduced to $80,000,000 and the Canadian Borrowing Base shall be $52,000,000.

     7. Representations and Warranties of Borrower. To induce Banks and Agent to enter into this Amendment, each Borrower hereby represents and warrants to Agent and each Bank that:

          7.1. Reaffirmation of Representations and Warranties.  Each
               -----------------------------------------------
     representation and warranty of the Borrowers contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to this Amendment.

          7.2. Corporate Authority; No Conflicts.  The execution and delivery of
               ---------------------------------
     this Amendment and the performance by Borrowers of the Credit Agreement as amended through this Amendment are within each Borrower's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with any Governmental Authority and do not violate or constitute a default under any provision of applicable Laws or any Material Agreement binding upon either Borrower or result in the creation or imposition of any Lien upon any of the assets of either Borrower except Permitted Encumbrances.

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          7.3. Enforceability.  The Credit Agreement as amended through this
               --------------
     Amendment constitutes the valid and binding obligation of each Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

          7.4. No Defenses.  Neither Borrower has any defenses to payment,
               -----------
     counterclaims or rights to set off with respect to the Obligations.

     8.   Miscellaneous.

          8.1. Reaffirmation of Loan Papers.  From and after the Effective Date,
               ----------------------------
     the Credit Agreement shall be amended and modified as herein provided, but except as so amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall remain in full force and effect. The Credit Agreement and this Amendment shall be read, taken and construed as one and the same instrument. All references to the Credit Agreement in the Loan Papers shall be deemed to mean the Credit Agreement as amended through this Amendment.

          8.2. Parties in Interest.  All of the terms and provisions of the
               -------------------
     Credit Agreement as amended through this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

          8.3. Legal Expenses.  Borrowers hereby agree to pay on demand all
               --------------
     reasonable fees and expenses of counsel to Agent incurred by Agent, in connection with the preparation, negotiation and execution of this Amendment and all related documents.

          8.4. Counterparts.  This Amendment may be signed in any number of
               ------------
     counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank; however, no party shall be bound by this Amendment until all parties have executed a counterpart.

          8.5. Headings.  The headings, captions and arrangements used in this
               --------
     Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

          8.6. Governing Law. THE CREDIT AGREEMENT AS AMENDED THROUGH THIS
               -------------
     AMENDMENT AND, UNLESS OTHERWISE SPECIFIED THEREIN, ALL OF THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH

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     AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF
     AMERICA.

          8.7. COMPLETE AGREEMENT.  THE CREDIT AGREEMENT AS AMENDED THROUGH THIS
               ------------------
     AMENDMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first written above.


                                         BORROWERS:
                                         ---------

                                         THE WISER OIL COMPANY,
                                         a Delaware corporation


                                         By: /s/ Lawrence J. Finn
                                            --------------------------------
                                             Lawrence J. Finn
                                             Vice President


                                         THE WISER OIL COMPANY
                                         CANADA LTD.,
                                         an Alberta corporation


                                         By: /s/ Lawrence J. Finn
                                            --------------------------------
                                             Lawrence J. Finn
                                             Vice President


                                         BANKS:
                                         -----

                                         NATIONSBANK OF TEXAS, N.A.


                                         By: /s/ Malcolm C. Turner
                                            --------------------------------
                                         Its: Senior Vice President
                                             -------------------------------

                                         PNC BANK, NATIONAL
                                         ASSOCIATION


                                         By: /s/ Michael Beyer
                                            --------------------------------
                                         Its: Vice President
                                             -------------------------------

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                                         AGENT:
                                         -----

                                         NATIONSBANK OF TEXAS, N.A.


                                         By: /s/ Malcolm C. Turner
                                            --------------------------------
                                              Malcolm C. Turner
                                              Senior Vice President

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